Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:
David Almeida
Chief Financial Officer
Axsys Technologies, Inc.
(860) 257-0200
www.axsys.com

AXSYS TECHNOLOGIES ANNOUNCES APPOINTMENT OF INDEPENDENT AUDITORS

ROCKY HILL, CT — May 23, 2002 — Axsys Technologies, Inc. (Nasdaq: AXYS), a global leader in the design, manufacture and distribution of precision components and systems for high-technology markets, today announced its determination to dismiss its independent auditors, Arthur Andersen LLP and to engage Ernst and Young LLP to serve as its new independent auditors for 2002. The change becomes effective immediately. This determination was recommended by the Audit Committee of Axsys Technologies, Inc. and approved by its Board of Directors.

Axsys Technologies, Inc. is a vertically integrated supplier of precision system solutions for high-technology applications, including aerospace guidance, graphic arts and electronics capital equipment, and serves the semiconductor and photonic components markets. Axsys has created its precision system capabilities by leveraging its unique component capabilities. For more information, contact Axsys Technologies, Inc., at www.axsys.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions.  Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially.  Important factors, which could cause actual results to differ materially, are described in the Company’s reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.